As filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE NAVIGATORS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3138397
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 Atlantic Street, 8th Floor Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

The Navigators Group, Inc. Second Amended and Restated 2005 Stock Incentive Plan

The Navigators Group, Inc. Employee Stock Purchase Plan

(Full title of the Plan)

Emily B. Miner

Senior Vice President & General Counsel

The Navigators Group, Inc.

400 Atlantic Street, 8th Floor

Stamford, Connecticut 06901

(Name and Address of Agent for Service)

(203) 905-6090

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Second Amended and Restated 2005 Stock Incentive Plan Common Stock, par value $0.10 per share	500,000	$61.40	$30,700,000	$3,954.16
Employee Stock Purchase Plan Common Stock, par value $0.10 per share	200,000	$61.40	$12,280,000	$1,581.67
Total:	700,000	N/A	$42,980,000	$5,535.83

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issued pursuant to the plans listed above as the result of any future stock split, stock dividend or similar adjustment of the Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on March 24, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on this form relating to the employee benefit plans named herein are effective.

Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference (i) the contents of the registration statement on Form S-8 filed by the Registrant on May 20, 2005 (Registration No. 333-125124) and the registration statement on Form S-8 filed by the Registrant on March 11, 2011 (Registration No. 333-172784) with respect to Registrant’s 2005 Stock Incentive Plan, as amended, and (ii) the contents of the registration statement on Form S-8 filed by the Registrant on June 20, 2003 (Registration No. 333-106317) with respect to Registrant’s Employee Stock Purchase Plan, as amended, in each case except to the extent supplemented, amended or superseded by the information set forth in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1) The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Registrant’s Exchange Act file number with the Commission is 000-15886.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Marc M. Tract, a partner of Katten Muchin Rosenman LLP, New York, New York, which serves as counsel to the Registrant, is a director of the Registrant and is the owner of 12,820 shares of the Registrant’s common stock. Mr. Tract may be deemed to have beneficial ownership over 900,772 shares of the Registrant’s common stock, as trustee under certain instruments of trust for the benefit of Terence N. Deeks’ children and grandchildren. Mr. Deeks is the Chairman Emeritus of the Board of Directors of the Registrant and is the Registrant’s founder and former Chairman and Chief Executive Officer.

Item 8. Exhibits

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

4	Specimen of Common Stock certificate, par value $0.10 per share, of The Navigators Group, Inc. (incorporated by reference to Exhibit 4.4 to Form S-8 filed on June 20, 2003 (Registration No. 33-106317))

5*	Opinion of Katten Muchin Rosenman LLP

23.1*	Independent Auditor’s Consent

23.2*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5 above)

24	Powers of Attorney (included on the signature page of this registration statement)

99.1	The Navigators Group, Inc. Second Amended and Restated 2005 Stock Incentive Plan effective May 23, 2013 (incorporated by reference to Appendix A to The Navigators Group, Inc.’s Definitive Proxy Statement on Schedule 14A relating to the 2013 Annual Meeting of Stockholders)

99.2	The Navigators Group, Inc. Employee Stock Purchase Plan, as amended, effective May 23, 2013 (incorporated by reference to Appendix B to The Navigators Group, Inc.’s Definitive Proxy Statement on Schedule 14A relating to the 2013 Annual Meeting of Stockholders)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford in the State of Connecticut, on March 28, 2014.

The Navigators Group, Inc.

/S/ Emily B. Miner
Emily B. Miner
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of the Registrant hereby severally appoint Ciro M. DeFalco and Emily B. Miner and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, any and all amendments to such Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that such attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert V. Mendelsohn	Chairman of the Board	March 28, 2014
Robert V. Mendelsohn

/s/ Stanley A. Galanski	President and Chief Executive Officer	March 28, 2014
Stanley A. Galanski	(Principal Executive Officer)

/s/ Ciro M. DeFalco	Senior Vice President and Chief Financial Officer	March 28, 2014
Ciro M. DeFalco	(Principal Financial Officer)

/s/ Carole V. Kirk	Controller	March 28, 2014
Carole V. Kirk

/s/ Saul L. Basch	Director	March 28, 2014
Saul L. Basch

/s/ H. J. Mervyn Blakeney	Director	March 28, 2014
H. J. Mervyn Blakeney

/s/ Terence N. Deeks	Director	March 28, 2014
Terence N. Deeks

/s/ Geoffrey E. Johnson	Director	March 28, 2014
Geoffrey E. Johnson

/s/ John F. Kirby	Director	March 28, 2014
John F. Kirby

/s/ David M. Platter	Director	March 28, 2014
David M. Platter

/s/ Janice C. Tomlinson	Director	March 28, 2014
Janice C. Tomlinson

/s/ Marc M. Tract	Director	March 28, 2014
Marc M. Tract

EXHIBIT INDEX

Exhibit Number	Description

4	Specimen of Common Stock certificate, par value $0.10 per share, of The Navigators Group, Inc. (incorporated by reference to Exhibit 4.4 to Form S-8 filed on June 20, 2003 (Registration No. 33-106317))

5*	Opinion of Katten Muchin Rosenman LLP

23.1*	Independent Auditor’s Consent

23.2*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5 above)

24	Powers of Attorney (included on the signature page of this registration statement)

99.1	The Navigators Group, Inc. Amended and Restated 2005 Stock Incentive Plan effective May 26, 2010 (incorporated by reference to Appendix A to The Navigators Group, Inc.’s Definitive Proxy Statement on Schedule 14A relating to the 2010 Annual Meeting of Stockholders)

99.2	The Navigators Group, Inc. Employee Stock Purchase Plan, as amended, effective May 23, 2013 (incorporated by reference to Appendix B to The Navigators Group, Inc.’s Definitive Proxy Statement on Schedule 14A relating to the 2013 Annual Meeting of Stockholders)

*	Filed herewith.